EXHIBIT 7.01

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (including Ordinary Shares represented by ADSs) of Noah Education Holdings Ltd. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 9, 2014.

Morgan Stanley

By:	/s/ Christina Huffman
	Name:	Christina Huffman
	Title:	Authorized Signatory

Jointly Gold Technologies Limited

By:	/s/ Dong Xu
	Name:	Dong Xu
	Title:	Sole Director

Dong Xu

By:	/s/ Dong Xu

first win Technologies Limited

By:	/s/ Benguo Tang
	Name:	Benguo Tang
	Title:	Sole Director

benguo tang

By:	/s/ Benguo Tang

global wise Technologies Limited

By:	/s/ Xiaotong Wang
	Name:	Xiaotong Wang
	Title:	Sole Director

xiaotong wang

By:	/s/ Xiaotong Wang

Sunshine Nation Limited

By:	/s/ Siyuan Du
	Name:	Siyuan Du
	Title:	Sole Director

Siyuan Du

By:	/s/ Siyuan Du

Qicai Du

By:	/s/ Qicai Du

EXH 7.01-1